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                                    BY - LAWS

                                       OF

                            THE DATAQUAL GROUP, INC.
                            (A Delaware corporation)


                                    ARTICLE I

                            Meetings of Stockholders


                  Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on the date fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the formation of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.

                  Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors or by the Chairman of the Board or, in his absence or disability, by the President, or in his absence or disability, by any Vice President.

                  Section 3. Place of Meetings. Annual and special meetings of the stockholders shall be held at the principal office of the corporation or at such other place within or without the State of Delaware as the Board of Directors may authorize, or as the notice of such meeting shall specify.

                  Section 4. Notice of Meetings. Written notice stating the place, date and hour, and in the case of a special meeting, the purpose of the meeting, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail to each stockholder of record entitled to vote at such meeting. Notice of meetings, if mailed, shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid addressed to the stockholder at his address as it appears on the records of the corporation.

                  So long as the time and place to which the meeting is adjourned is announced at the meeting at which such adjournment is taken, notice of adjourned meetings need not be given unless the adjournment is for more than thirty days or the directors after such adjournment fix a new record date for the adjourned meeting.

                  Notice of meeting need not be given to any stockholder who


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submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

                  Section 5. Quorum. The holders of a majority of the stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. The stockholders present may adjourn the meeting despite the absence of a quorum.

                  Section 6. Voting and Proxies. At each meeting of the stockholders every stockholder of record entitled to vote at such meeting shall be entitled to one vote for every share of stock entitled to be voted thereat and standing in his name on the books of the corporation.

                  Any stockholder entitled to vote at any meeting may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact, provided that no proxy shall be valid after three years from the date thereof, unless otherwise provided in the proxy. Shares belonging to the corporation shall not be voted directly or indirectly. At all meetings of the stockholders, except as at the time otherwise expressly required by statute, by the Certificate of Incorporation or by these By-Laws, the affirmative vote of a majority of the stock represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

                  Section 7. Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                  If no record date is so fixed:

                  (1) The record date for the determination of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice waived, at the close of business on the day next preceding the

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day on which the meeting is held.

                  (2) The record date for determining stockholders entitled to express consent to corporate actions in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed.

                  (3) The record date for determining stockholders for any purpose other than that specified in subparagraph (1) shall be the close of business on the day on which the resolution of the Board relating thereto is adopted.

                  When a determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the directors fix a new record date under this Section for the adjourned meeting.

                  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 9. Action by Written Consent. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


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                                   ARTICLE II

                               Board of Directors
                               ------------------

                  Section 1. General Powers. The business and affairs of the corporation shall be managed by the Board of Directors, which shall exercise all the powers of the corporation except as otherwise provided by the Certificate of Incorporation or these By-Laws.

                  Section 2. Number, Term of Office, Election and Qualification. The Board of Directors shall consist of three people. Such number may be fixed and increased or decreased from time to time by action of the stockholders or of the directors, provided that any action of the directors to effect such increase or decrease shall require the vote of a majority of the entire Board. No decrease shall shorten the term of any incumbent director. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until the annual meeting of stockholders held not after his election, until his successor shall have been elected, or until he shall have resigned in the manner provided in Section 7 of this Article II or shall have been removed in the manner provided in Section 8 of this Article II. No director need be a stockholder, a citizen of the United States, or a resident of the State of Delaware.

                  Section 3. Annual and Regular Meetings. The annual meeting of the Board of Directors, for the election of officers and for the transaction of such other business as may come before the meeting, shall be held in each year immediately after the annual meeting of stockholders at the place of such annual meeting of stockholders, and notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may provide by resolution for holding regular meetings and may fix the time and place thereof, which may be within or without the State of Delaware.

                  Section 4. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or, in his absence or disability, by the President, or a majority of the directors then in office, at such time and place (which may be within or outside of the State of Delaware) as may be specified in the respective notices or waivers of notice thereof.

                  Section 5. Notice of Meetings. No notice shall be required for




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regular meetings for which the time and place have been fixed by the Board of
Directors. Written, oral or any other mode of notice of the time and place shall be given for special meetings at least three days prior to the date of such meeting. Except as provided herein or by statute, the notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 6. Quorum and Manner of Acting. The presence at any meeting of a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and except as at the time otherwise expressly required by statute, the Certificate of Incorporation of these By-Laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn the meeting from time to time until a quorum be present.

                  Section 7. Resignations. Any director may resign at any time by delivering a written resignation to the corporation at its principal office. Unless otherwise specified therein, such resignation shall take effect upon receipt by the corporation.

                  Section 8. Removal of Directors. At a meeting of stockholders called expressly for that purpose, the entire Board of Directors or any lesser number of directors may be removed, with or without cause, by a vote of the holders of a majority of the stock entitled to vote at an election of directors.

                  Section 9. Vacancies. Any vacancy in the Board of Directors caused by removal by the stockholders of one or more directors shall be filled by the stockholders then entitled to vote for the election of directors at a meeting called expressly for that purpose. Any other vacancy occurring in the Board of Directors by reason of an increase in the number thereof, death, resignation or otherwise may be filled by the vote of the remaining directors then in office, although less than a quorum exists.

                  Section 10. Executive Committee and Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from



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their number one or more directors to constitute an Executive Committee and other committees, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority, the delegation of which is prohibited by the General Corporation Law.

                  Section 11. Informal Action. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or committee consent thereto in writing. The written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

                  Any member or members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.


                                   ARTICLE III

                                    Officers


                  Section 1. Number and Qualification. The officers of the corporation shall be elected by the directors and shall consist of a President, a Secretary, a Treasurer and such other officers, including a Chairman of the Board and one or more Vice Presidents, as may be elected by the directors from time to time. Except for the Chairman of the Board no officer need be a director of the corporation.

                  Section 2. Term of Office. Each officer (whether elected at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold his office until his successor shall have been elected and qualified or until he shall have resigned in the manner provided in Section 3 of this
Article III or shall have been removed in the manner provided in Section 4 of this Article III.

                  Section 3. Resignation. Any officer may resign at any time by delivering a written resignation to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt.




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                  Section 4. Removal. Any officer may be removed by the
directors at any time either for or without cause.

                  Section 5. Powers and Duties of Officers. The officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.


                                   ARTICLE IV

                                  Capital Stock
                                  -------------


                  Section 1. Certificates for Stock. The stock of the corporation shall be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer of the corporation, and may be sealed with the seal of the corporation. In case any officer who has signed such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date if its issue.

                  Section 2. Transfer of Stock. The corporation or its transfer agent shall keep at its principal place of business a record of its stockholders, giving the names and addresses of all stockholders, the number and class of the shares of stock held by each, and the dates when they respectively became the owners of record thereof. Transfers of shares of stock of the corporation shall be made on the books of the corporation by the holder thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed and filed with the Secretary of the corporation or the corporation's transfer agent and on surrender of the certificate or certificates for such shares properly endorsed.

                  Section 3. Regulations. Subject to the provisions of this
Article IV, the Board of Directors from time to time may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of stock of the corporation.

                  Section 4. Lost or Destroyed Certificates. The holders of any shares of stock of the corporation shall immediately notify the corporation of any loss or destruction of the certificate representing the same. The corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the Board



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of Directors may require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond in such sum as the Board may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the new certificate may be issued without requiring the bond.

                                    Article V

                                  Miscellaneous
                                  -------------

                  Section 1. Corporate Seal. The seal of the corporation shall be circular in form and shall bear the name of the corporation, the year of incorporation, and the words "Corporate Seal-Delaware".

                  Section 2. Fiscal Year. The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                  Section 3. Notices. Except as otherwise specifically provided in these By-Laws, whenever under the provisions of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given either by personal notice or by radio, cable telegraph, telex or telecopier, or by mail by depositing the same in a post office or letter box in a postpaid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the corporation or at such other address which may have been furnished in writing to the Secretary of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

                  When any notice whatever is required to be given by law, or under the provisions of the Certificate of Incorporation or amendments thereto, or under the By-Laws of this corporation, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before, at, or after the time stated therein, shall be deemed equivalent thereto. No notice of any meeting need be given to any person who shall attend such meeting without proper protest as to lack of notice.

                  Section 4. Voting Corporation's Securities. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, or, in the event of his inability to act, the President, or in the event of his inability to act,



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the Vice President designated by the Board of Directors to act in the absence of the President, shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other officer in the absence of the President, who shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                  Section 5. Indemnification. Each director and officer of the corporation whether or not then in office, and each person whose testator or intestate was such a director or officer, shall be indemnified by the corporation in accordance with and to the full extent permitted by the Delaware General Corporation Law.

                  Section 6. Amendments. The stockholders entitled to vote in the election of directors or the directors may amend or repeal the By-Laws and may adopt new By-Laws, except that the directors may not amend or repeal any By-Law or adopt any new By-Law, if the power to do so is vested exclusively in the stockholders by action validly taken by them. By-Laws adopted by the incorporators or directors may be amended or repealed by the stockholders.








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